As filed with the Securities and Exchange Commission on December 20, 1996
                                                    Registration No. 333-_____
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            BERKSHIRE HATHAWAY INC.
            (Exact name of Registrant as Specified in Its Charter)

            Delaware                                04-2254452
      (State or Other Jurisdiction of             (I.R.S. Employer
      Incorporation or Organization)            Identification Number)

                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                         (Address, including zip code,
                        of Principal Executive Offices)

                Berkshire Hathaway Inc. 1996 Stock Option Plan
                           (Full Title of the Plan)

                                Marc D. Hamburg
                            Berkshire Hathaway Inc.
                               1440 Kiewit Plaza
                            Omaha, Nebraska  68131
                                (402) 346-1400
               (Name, address, including zip code, and telephone
              number, including area code, of Agent for Service)

                                   COPY TO:

                             Kevin S. Masuda, Esq.
                            Munger, Tolles & Olson
                            355 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 683-9100

                                ---------------

                        CALCULATION OF REGISTRATION FEE



                                          Proposed        Proposed
                                          Maximum         Maximum         Amount of
 Title Of Securities     Amount To Be     Offering Price  Aggregate      Registration
 To Be Registered        Registered       Per Share       Offering Price     Fee
 Class B Common Stock,  17,500 shares(1)   $1,090(2)      $19,075,000(2)    $5,781
 par value $.1667
 per share

 (1) The number of shares being registered represents the number of shares that may be issued pursuant to the above referenced plan.
 (2) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under
      Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class B Common Stock of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on December 17, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Berkshire Hathaway Inc., a Delaware corporation ("Berkshire") with the Commission (File No. 1-10125) are incorporated herein by reference: (i) Berkshire's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) Berkshire's Current Report on Form 8-K filed on January 16, 1996, (iii) Berkshire's Current Report on Form 8-K filed on February 15, 1996, (iv) Berkshire's Current Report on Form 8-K filed on March 27, 1996, (v) the description of Berkshire's Class B Common Stock included in the Registration Statement on Form 8-A filed on April 2, 1996,
 (vi) Berkshire's Current Report on Form 8-K filed on July 26, 1996, (vii) Berkshire's Current Report on Form 8-K filed on October 16, 1996, (viii) Berkshire's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (ix) Berkshire's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, (x) Berkshire's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and (xi) Berkshire's Current Report on Form 8-K filed on November 29, 1996.

      All documents filed by Berkshire pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


 ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.


 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements under the caption "Summary of the Indemnification Agreements" on page 9 of Berkshire's definitive proxy statement for its May 19, 1987 Annual Meeting of Stockholders, Commission File No. 0-7413, is incorporated herein by reference.

      As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Tenth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its stockholders for monetary damages resulting from breaches of such director's fiduciary duty of care.


 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.


 ITEM 8.  EXHIBITS.

   EXHIBIT NO.  DESCRIPTION

      4.1 Restated Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 3 to Berkshire's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-10125).

      4.2 Certificate of Amendment of the Restated Certificate of Incorporation of Berkshire.

      4.3 By-Laws of Berkshire (incorporated by reference to Exhibit 3 to Berkshire's Annual Report on Form 10-K for the year ended December 31, 1995, File No. 1-10125).

      4.4 Form of Class B Common Stock certificate (incorporated by reference to Exhibit 4.2 to Berkshire's Registration Statement on Form S-3 (File No. 333-02141) filed on April 2, 1996).

      4.5      Berkshire Hathaway Inc. 1996 Stock Option Plan.

      5 Opinion of Munger, Tolles & Olson, regarding the validity of securities offered hereby.

      23.1     Consent of Deloitte & Touche LLP.

      23.2     Consent of Coopers & Lybrand LLP.

      23.3     Consent of Munger, Tolles & Olson (included in Exhibit 5).

      24 Power of Attorney (included on the signature page of this Registration Statement).


 ITEM 9.  UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Omaha, State of Nebraska on this 19th day of December, 1996.

                                    BERKSHIRE HATHAWAY INC.


                                    By: /s/ Marc D. Hamburg
                                        Marc D. Hamburg
                                        Vice President and
                                        Chief Financial Officer

      Each person whose signature appears below hereby constitutes and appoints each of Warren E. Buffett, Charles T. Munger, and Marc D. Hamburg his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement had been signed by the following persons in the capacities and on the dates indicated.

      Signature                     Title                         Date

 /s/ Warren E. Buffett      Chairman of the Board           December 19, 1996
 Warren E. Buffett          and Director (principal
                            executive officer)

 /s/ Marc D. Hamburg        Vice President and Chief        December 19, 1996
 Marc D. Hamburg            Financial Officer (principal
                            financial officer)

 /s/ Daniel J. Jaksich      Controller (principal           December 19, 1996
 Daniel J. Jaksich          accounting officer)


 /s/ Charles T. Munger      Vice-Chairman of the Board      December 19, 1996
 Charles T. Munger          and Director


 /s/ Susan T. Buffett       Director                        December 19, 1996
 Susan T. Buffett


 /s/ Malcolm G. Chace, III  Director                        December 19, 1996
 Malcolm G. Chace, III


 /s/ Walter Scott, Jr.      Director                        December 19, 1996
 Walter Scott, Jr.


 /s/ Howard G. Buffett      Director                        December 19, 1996
 Howard G. Buffett

                                INDEX TO EXHIBITS

 NUMBER  EXHIBIT
 ______  _______
  4.1    Restated Certificate of Incorporation of Berkshire (incorporated by reference to Exhibit 3 to Berkshire's Annual Report on Form 10-K for
         the year ended December 31, 1995, File No. 1-10125).

  4.2 Certificate of Amendment of the Restated Certificate of Incorporation of Berkshire.

  4.3    By-Laws of Berkshire (incorporated by reference to Exhibit 3 to
         Berkshire's Annual Report on Form 10-K for the year ended December 31,
         1995, File No. 1-10125).

  4.4    Form of Class B Common Stock certificate (incorporated by reference to
         Exhibit 4.2 to Berkshire's Registration Statement on Form S-3 (File
         No. 333-02141) filed on April 2, 1996).

  4.5    Berkshire Hathaway Inc. 1996 Stock Option Plan.

  5 Opinion of Munger, Tolles & Olson, regarding the validity of securities offered hereby.

 23.1    Consent of Deloitte & Touche LLP.

 23.2    Consent of Coopers & Lybrand LLP.

 23.3    Consent of Munger, Tolles & Olson (included in Exhibit 5).

 24      Power of Attorney (included on the signature page of this Registration
         Statement).